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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


         1.       UBICS Holding Company, a Delaware corporation

         2.       UBIX Computer Services Limited, a Mauritius corporation

         3.       UBICS India Private Limited, an Indian corporation

         4.       UBICS UK Limited, a British limited company